UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

ANTICUS INTERNATIONAL CORPORATION
(Name of Registrant as Specified in its Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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[ ]	Fee paid previously with Preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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INFORMATION STATEMENT

ANTICUS INTERNATIONAL CORPORATION
1155 Boul. René-Lévesque Ouest, Suite 2500
Montréal, Québec  H3B 2K4
Canada

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ANTICUS INTERNATIONAL CORPORATION,
a Nevada corporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given of the time and place of an Annual Meeting of the Shareholders of Anticus International Corporation (the “Corporation”).  Such meeting to be held at 1155 Boul. René-Lévesque Ouest, Suite 2500, Montréal, Québec  H3B 2K4,  Canada, on Friday, December 10, 2010 at the hour of 2:00 o’clock  in the afternoon, Eastern Time, for the following purposes:

1.	to elect the Members of the Board of Directors for the ensuing year;
2.	to approve the appointment of the firm of De Joya Griffith & Company, LLC as the Corporation’s independent auditors for the fiscal year 2011;
3.
to approve the reverse split of the Corporation’s issued and outstanding shares of its common stock on the basis of ten shares for every one share currently issued on such date as may be determined by the Board of Directors and to authorize the Board of Directors to set the record date and take such other actions as may be required to effect this action; and

4.	to transact such other business as may properly come before the meeting.

Only shareholders of record as of the close of business on the 10th day of November, 2010 will be entitled to vote at this Meeting.

The Corporation is not soliciting Proxies in connection with this Meeting.  However, you have the option of submitting a Proxy instead of attending the Meeting.  If you elect to use a Proxy and require a sample form of Proxy, please contact the Corporation by telephone at (514) 992-1391 or e-mail to mplante75@videotron.ca and a sample will be provided to you for your convenience. You may use the designated Proxy holder on the sample Proxy provided at your request or you may insert another person that you so desire to attend and vote in your stead.

Dated and mailed at Montreal, Quebec this ___th day of November, 2010.

BY ORDER OF THE BOARD OF DIRECTORS OF
ANTICUS INTERNATIONAL CORPORATION

/s/ Michel Plante
Michel Plante
Secretary

INFORMATION STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 10, 2010

This Information Statement is being first mailed on November __, 2010, to the shareholders of ANTICUS INTERNATIONAL CORPORATION, a Nevada corporation (the “Corporation”), by the Board of Directors for use at the Annual Meeting of Shareholders (the “Meeting”) to be held at 2:00 o’clock in the afternoon, Eastern Time on Friday, December 10, 2010, 1155 Boul. René-Lévesque Ouest, Suite 2500, Montréal, Québec  H3B 2K4, Canada or at such other times and places to which the Meeting may be adjourned (the “Meeting Date”).

The purpose of the Meeting is to consider and act upon  (i) to elect the  Members of the Board of Directors for the ensuing year;  (ii) to approve the appointment of  the firm of De Joya Griffith & Company, LLC as the Corporation’s independent auditors for the fiscal year 2011; (iii) to approve the reverse split of the Corporation’s issued and outstanding shares of its common stock on the basis of 10 shares for every one share currently issued and to authorize the directors in their absolute discretion to take such actions as may be required to set the record date and effect the reverse split, and; (iv) to transact such other business at may properly come before the meeting.

RECORD DATE

The record date for determining the shareholders entitled to vote at the Meeting was the close of business on November 10, 2010 (the “Record Date”), at which time the Corporation had issued and outstanding 54,478,295 shares of  common stock, $0.001 par value (the “Common Stock”).  The shares of Common Stock constitute the only outstanding voting securities of the Corporation entitled to be voted at the Meeting.

NO DISSENTERS' RIGHT OF APPRAISAL

The Corporation’s shareholders do not have dissenter’s rights of appraisal in connection with any of the matters to be voted on by the shareholders at the annual meeting.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Save for as disclosed herein, no director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the election of directors for the coming year or the retention of De Joya Griffith & Company, LLC as our independent auditors for the coming year that is not shared by all stockholders, with the exception that only the persons who are elected directors at the annual meeting will serve in those capacities.

ITEM 1.                      ELECTION OF BOARD OF DIRECTORS

Pursuant to the Bylaws of the Corporation, the number of directors is set by the Board of Directors of the Corporation.   The Board of Directors has set the number of directors at five (5) pursuant to the Bylaws.   The Corporation currently has (4) elected directors.  At this time there are a total of four nominees for election as directors and thus there are four directors to be elected for terms expiring at the Corporation’s Annual Meeting of Shareholders in 2011 or until their successors have been elected and qualified.  As the Board of Directors has set the number of Directors at five (5), however, there are only four directors standing for nomination at this Annual General Meeting, the Board of Directors shall have the right to fill the remaining vacancy at their discretion.

Shareholders will elect four directors from the four nominees.  It is intended that the names of the persons indicated in the following table will be placed in nomination.  Each of the nominees has indicated his willingness to serve as a member of the Board of Directors if elected; however, if any nominee becomes unavailable for election to the Board of Directors for any reason not presently known or contemplated, a substitute may be nominated and elected.  Pursuant to NRS 78.360 of the Nevada Revised Statutes provides that at the election of directors of the Corporation each holder of stock possessing voting power is entitled to as many votes as equal the number of his shares of stock multiplied by the number of directors to be elected, and the shareholder may cast all of his votes for a single director or may distribute them among the number to be voted for or any two or more of them, as the shareholder may see fit.  To exercise the right of cumulative voting, one or more of the stockholders requesting cumulative voting must give written notice to the president or secretary of the corporation that the stockholder desires that the voting for the election of directors be cumulative.  The notice must be given not less than 48 hours before the time fixed for holding the meeting, if notice of the meeting has been given at least 10 days before the date of the meeting, and otherwise not less than 24 hours before the meeting.  At the meeting, before the commencement of voting for the election of directors, an announcement of giving of the notice must be made by the chairman or the secretary of the meeting or by the stockholder giving the notice.

All of the nominees for the Board of Directors have previously served as directors of the Corporation, as noted under their names.  The nominees from our current Board of Directors who have indicated they will stand for re-election are as follows:

Name	Age	Commence Service
Henri Baudet Chairman and Director	64	Aug 24, 2006
Michel Plante Chief Financial Officer, Secretary and Director	52	July 3, 2007
Gerrit Bres Director	78	April 19, 2006
Xin Zhao Director	51	April 19, 2006

All of the nominee’s respective biographical and business experience is set forth below:

Henri Baudet began his career in the banking industry in 1970 in Geneva, Switzerland, with Banque Pariente (now Banca del Gottardo) where he held different management positions in several fields such as administration, stocks and bonds, and financial management. In 1973, he moved to Keyser Ullmann, a British merchant bank where he was responsible for the securities division. In 1986, he was appointed vice president at Banque de Dépot (a Latsis Group bank) as head of the private customers division. In 1989, he became Director of JP Jordan & Cie SA, a renowned portfolio management company in Geneva. In 1997, with some partners, he founded his own company, AS-B & Cie SA , dedicated to assets management for private clients – a company with which Mr. Baudet remains involved with to date. Over the years, Mr. Baudet has developed a great knowledge in financial mechanisms as well as an impressive list of contacts in the financial community. Mr. Baudet obtained a degree in French literature, as well as a Baccalaureate of Law.

Michel Plante is a Chartered Accountant who worked for Coopers & Lybrand, Chartered Accountants, for ten years, and then held several financial management positions with various technological organizations. Recently, from 2003 to 2007, he was Vice-President Finance, Chief Financial Officer and Corporate Secretary at Roctest Limited, a company listed on the Toronto Stock Exchange. He is currently an advisor to the CEO of Groupe Cabico Inc, a position held since June 2007. Mr. Plante is also Chairman of Collège Laval (a privately-held secondary education institution) and a Director of Capital Vtechlab Inc. (TSX-Venture). Mr. Plante obtained his BCom in 1980, from McGill University.

Gerrit Bres, born in Holland, spent most of his career in the food industry, including 25 years for McCain, a Canadian multinational food processor. His last position held was president of one of their divisions. He has been involved with the Canadian Meat Council from 1978 to 1998; acting as a Director from 1996 to 1997. Recently, he has worked as a consultant, more specifically as special project manager for projects such as continuous quality improvement system and new plant planning.

Dr. Xin Zhao, is presently a professor and Chair at the Department of Animal Science at McGill University, Montreal, Quebec, and has performed various other roles at that institution since 1997. In 1989, Dr. Zhao obtained a Ph.D.D from Cornell University in animal science, with minors in physiology and nutrition, and in 1985, obtained an M.Sc. in Nutritional Physiology and Nutritional Biochemistry at Nanjing Agricultural University, and in 1982 obtained his B.Sc. in Animal Science at Nanjing Agricultural College. Mr. Zhao is a director for X-Terra Resources Corporation (XT, on the TSXV).

None of our executive officers or directors have been involved in any bankruptcy proceedings within the last five years, been convicted in or has pending any criminal proceeding, been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or been found to have violated any federal, state or provincial securities or commodities laws.

There are no family relationships between any director, executive officer, or person nominated or chosen by the Corporation to become a director or executive officer.

All current directors are also directors for the wholly owned subsidiary, Green Yeast Canada Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and Directors, and persons who own more than ten percent of the Corporation’s common shares, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, Directors, and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

The following represents each officer, director and beneficial owner of more than 10% of our securities who did not file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year ending June 2010:

Name	Reporting Person	Form 3/# of transactions	Form 4/# of transactions	Form 5/# of transactions
Michel Plante	CFO, Secretary, Member of the Board of Directors	Late/1	Late/1	n/a
Gerrit Bres	Member of the Board of Directors	n/a	Late/1	n/a
Xin Zhao	Member of the Board of Directors	n/a	Late/1	n/a

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The business of the Corporation is managed under the direction of the Board of Directors.  All matters that require Board approval are acted on either by unanimous written consent of the Board or by a majority at Board meetings.  The Board of Directors has acted by unanimous written consent five times during the fiscal year ending June 30, 2010.

Audit Committee

The Board of Directors does not presently have an audit committee.  At present the Board of Directors performs the functions of the audit committee. We have determined that Mr. Michel Plante qualifies as a financial expert, however, Mr. Plante is not an independent director as he was appointed as an officer of the Corporation on November 17, 2009.

Nominating Committee

The Corporation does not have a nominating committee because the Corporation has to date been a small business issuer traded on the Over the Counter Bulletin Board and the Board of Directors felt it was not necessary to have a separate nominating committee.  The functions customarily attributable to this committee are performed by the Board of Directors.  At this time, the Board does not have a formal policy with regard to the consideration of any director candidates recommended by the Corporation’s shareholders because historically the Corporation has not received recommendations from its shareholders and the costs of establishing and maintaining procedures for the consideration of shareholder nominations would be unduly burdensome.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition.  However, in making its nominations, the Board of Directors considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting the Corporation, time available for meetings and consultation regarding Corporation matters and other particular skills and experience possessed by the individual.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Transactions with Related Persons

Except as noted below, there were no material transactions, or series of similar transactions, since the beginning of the last fiscal year, or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or 1% of our total assets at year-end for the last two completed fiscal years and in which any director, executive officer or any security holder who is known to us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

In October 2009, a consulting agreement was entered into with a director and officer of the Company, Mr. Michel Plante, to provide accounting services at a rate of CDN $2,500/month.

Review, Approval or Ratification of Transactions with Related Persons

The Corporation does not currently have any written policies and procedures for the review, approval or ratification of any transactions with related parties.

Certain Legal Proceedings

There is no material proceeding to which any director, executive officer or affiliate of the Corporation, any owner of record or beneficially of more than five percent of any class of voting securities of the Corporation, is a party adverse to the Corporation or has a material interest adverse to the Corporation.

Code of Ethics

As of the date of this report, the Corporation has not adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Corporation intends to review and finalize the adoption of a code of ethics at such time as it commences substantive business operations. Upon adoption, the Corporation will file a copy of its code of ethics with the Securities and Exchange Commission as an exhibit to its annual report for the period during which the code of ethics is adopted.

Compensation Discussion and Analysis

The Company adopted its 2005 Employee/Consultants Stock Option Plan on June 14, 2005. Under the plan, a committee of the Company’s board of directors is authorized to issue shares and grant incentive stock options, to a maximum of 3,000,000 shares of the issued and outstanding shares, to directors, employees and consultants of the Company entitling them to purchase common shares at a price per share determined by the committee. The plan expires on June 14, 2015.

On January 17, 2008, the Corporation adopted its Stock Option Plan 2008, Under the plan, the Board of Directors or a committee appointed by the Board is authorized to issue shares and grant incentive stock options, to a maximum of 4,364,496 shares of the issued and outstanding shares, to directors, employees and consultants of the Corporation entitling them to purchase common share at a price per share determined by the committee. The plan will terminate on the earlier of the date of the grant of the final share or option for the last share of common stock allocated under the plan or 5 years from the date thereof, whichever is earlier, and no shares or options will be granted thereafter pursuant to the plan.

The third is the 2010 Stock Option Plan, adopted on March 26, 2010.  Under this plan, the Board of Directors or a committee appointed by the Board is authorized to issue shares and grant incentive stock options, to a maximum of 5,000,000 shares of the issued and outstanding shares, to directors, employees and consultants of the Company entitling them to purchase common shares at a price per share determined by the committee. The plan will terminate on the earlier of the date of the grant of the final share or option for the last share of common stock allocated under the plan or 10 years from the date thereof, whichever is earlier, and no shares or options will be granted thereafter pursuant to the plan.

The Corporation’s 2005, 2008 and 2010 plans (collectively the “Plans”) are to be used to maintain the ability of the Corporation and its subsidiaries to attract and retain highly qualified and experienced directors, officers, employees and consultants (“Participants”) and to give such Participants a continued proprietary interest in the success of the Company and its subsidiaries. Pursuant to these Plans, eligible Participants will be provided the opportunity to participate in the enhancement of stockholder value through the grants of options, stock appreciation rights, awards of free trading stock and restricted stock, bonuses and/or fees payable in stock, or any combination thereof.

The Corporation’s Plans are currently administered by its Principal Executive Officer, Mr. Daniel Trudeau, under the guidelines of the plans. The Administrator shall have the authority, in its discretion, to determine the fair market value of the securities to be issued under these Plans; to select the Participants to whom the Options and Stock Awards may be granted there under; to determine whether and to what extent Options or Stock Awards or any combination thereof, are granted thereunder; to determine the number of shares of Common Stock or equivalent units to be covered by each Option and Stock Award granted thereunder; to approve forms of agreement for use under these Plans; to determine the terms and conditions not inconsistent with the terms of these Plans, of any Option or Stock Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration, and any restriction or limitation regarding any Option or Stock Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; to construe and interpret the terms of this Plan and Options or Stock Awards; to prescribe, amend and rescind rules and regulations relating to the Plans, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; to authorize any person to execute on behalf of the Corporation any instrument or treasury order required to effect the grant of an Option or Stock award previously granted by the Administrator; and to make all other determinations deemed necessary or advisable for administering these Plans.

The Corporation’s Executive Compensation is currently approved by the Board of Directors of the Corporation in the case of the Corporation’s Principal Executive Officer. For all other executive compensation contracts, the Principal Executive Officer will negotiate and approve the contracts and compensation at such time as they are required.

Mr. Daniel Trudeau, President and CEO, first signed a one year employment contract with the Corporation in September 2006. This contract was renewed / extended in November 2007 for another year.  In November 2008, the contract was again renewed / extended by mutual agreement, with total annual compensation of $90,000 CDN per year. On December 1, 2009 this contract was renewed / extended by mutual agreement, with total annual compensation of $99,000 CDN per year.  As part of the most recent renewal, Mr. Trudeau was granted a total of 500,000 stock options expiring January 17, 2013, under the 2008 Plan, exercisable at $0.07, said options to be vested immediately.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year ended June 30,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Daniel Trudeau, President & CEO (PEO)	2010	92,385	-0-	-0-	7,500	-0-	-0-	-0-	99,885
Michel Plante, CFO (PFO, PAO)	2010	21,319	-0-	-0-	-0-	-0-	-0-	-0-	21,319
Daniel Trudeau, President, CEO, CFO (PEO, PFO)	2009	74,168	-0-	-0-	1,041	-0-	-0-	-0-	75,209

Outstanding Equity Awards at Fiscal Year-End

The Company has three stock option plans.  All options previously issued under the 2005 Stock Option Plan have expired, unexercised.  There have been no issuances under the 2010 Stock Option Plan.  Under the 2008 Stock Option Plan, certain issuances have been made to named executive officers as disclosed below.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Daniel Trudeau, PEO	500,000	-0-	-0-	$0.07	01/17/2013	-0-	-0-	-0-	-0-
Michel Plante (PFO, PAO)	300,000	-0-	-0-	$0.07	01/17/2013	-0-	-0-	-0-	-0-

Directors Compensation

There was no compensation provided to directors by way of cash or other cash compensation for services rendered as a director during the year ended June 30, 2010.  While our directors have been granted stock options in a prior fiscal year (2008), we have at present no formal plan for compensating our directors for their service in their capacity as directors, although in the future, such directors are expected to receive compensation and options to purchase shares of common stock as awarded by our board of directors or (as to future options) a compensation committee which may be established in the future.  Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.  The board of directors may award special remuneration to any director undertaking any special services on behalf of our Company other than services ordinarily required of a director.  No director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Pension Benefits

There are no arrangements or plans in which we provide pension, retirement or similar benefits for named executive officers, except that named executive officers may receive stock options at the discretion of our plan administrator or board of directors.

We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors

ITEM 2.                      APPOINTMENT OF INDEPENDENT AUDITORS

Our Board of Directors has approved the re-appointment of De Joya Griffith & Company, LLC as our independent auditors for our 2011 fiscal year.  The Board approved the appointment of De Joya Griffith & Company, LLC on November 1, 2010.  We do not expect a representative of De Joya Griffith & Company, LLC to attend this meeting.  De Joya Griffith & Company, LLC served as our independent auditors since fiscal 2009.

The following table sets forth the fees billed to the Corporation for professional services rendered by the Corporation's principal accountant, for the years ended June 30, 2010 and June 30, 2009:

Services	2010	2009
Audit fees	10,000	10,000
Audit Related Services	7,500	17,256
Tax fees	2,000	2,000
All other fees	0	0
Total fees	19,500	46,116

Audit fees consist of fees for the audit of the Company's annual financial statements or the financial statements of the Company’s subsidiaries or services that are normally provided in connection with the statutory and regulatory filings of the annual financial statements.

Audit-related services include the review of the Company's financial statements and quarterly reports that are not reported as Audit fees.  For fiscal 2009, these fees were paid to our prior independent registered public accounting firm and reflect the fees for quarterly reports.

Tax fees shown for 2010 are estimated only for the purposes of this disclosure based on advice from the principal auditor for preparation of our U.S. tax return and are expected to be $1,000, we expect the Canadian tax returns will be prepared by Canadian accountants qualified to undertake the tax returns and that those fees will be $1,000 as well, bringing total fees for 2010 tax returns to $2,000.

All other fees consist of fees for products and services provided by our principal accountants, other than the services reported under “Audit fees,” “Audit-related fees,” and “Tax fees” above.

ITEM 3.                      APPROVAL OF THE REVERSE SPLIT

Reverse Split Proposal

The Board of Directors is recommending that the shareholders approve a reverse split of the common stock of the Company on the terms detailed herein.

On May 7, 2010, Anticus’s Board of Directors approved a ten to one (10:1) reverse stock split of its $.001 par value Common Stock.  The par value of Common Stock will not change.

The Board believes that a reverse split would provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical Common Stock.  This process, that is known as a reverse split, would take up to ten shares of the presently issued and outstanding common stock on the effective date of the amendment to the articles of incorporation that would carry out the reverse split and convert those shares into one share of the post-reverse stock split Common Stock.

The Board has indicated that fractional shares will not be issued.  Instead, Anticus will issue one full share of the post-reverse stock split Common Stock to any shareholder who would have been entitled to receive a fractional share as a result of the process.  Each shareholder will hold the same percentage of the outstanding Common Stock immediately following the reverse stock split as that shareholder did immediately prior to the stock split, except for minor adjustment as a result of the additional shares that will need to be issued as a result of the treatment of fractional shares.

Reasons for the Reverse Stock Split

The primary purposes of the reverse stock split are to accomplish the following:

a)	Increase the per share price of the common stock to help maintain the interest of the markets
b)	Reduce the number of outstanding shares of common stock to a level more consistent with other public companies with a similar anticipated market capitalization; and
c)	Provide the management of the Company with additional flexibility to issue shares to facilitate future stock acquisitions and financing for the Company.

There can be no assurance that the market price per share of Anticus’s Common Stock after the reverse stock split will rise in proportion to the reduction in the number of shares of its Common Stock outstanding resulting from the reverse stock split.  The market price of Anticus’s Common Stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.  There are currently no plans to issue the additional shares of Common Stock available as a result of this reverse split.

Effects of the Reverse Stock Split

The principal effects of the reverse split, based on the current issued and outstanding shares as at the date of this filing will be as follows:

Based upon 54,478,295 shares of Common Stock outstanding on November 9th, 2010, the reverse split would decrease the outstanding shares of Common Stock by approximately 90% or to 5,447,830 shares of Common Stock issued and outstanding.  Further, any outstanding options, warrant and rights to purchase Common Stock as of the effective date that are subject to adjustment will be decreased accordingly.

The effect of the reverse split upon existing shareholders of the Common Stock will be that the total number of shares of Anticus’s Common Stock held by each shareholder will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the reverse stock split divided by up to 10, with an adjustment for any fractional shares (fractional shares will be rounded up into a whole share).

If approved, this reverse split would result in each shareholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares.  The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the reverse stock split.  All issued and outstanding options, warrants and convertible securities would be appropriately adjusted for the reverse stock split automatically on the effective date of the reverse stock split.  All shares, options, warrants or convertible securities that the Company has agreed to issue (or agrees to issue prior to the effective date of the reverse stock split) also will be appropriately adjusted for the reverse stock split.

As a result of the reverse split, some stockholders may own less than 100 shares of Common Stock.  A purchase or sale of less than 100 shares, known as an “odd lot” transaction, may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers.  Therefore, those stockholders who own less than 100 shares following the reverse split may be required to pay higher transaction costs if they sell their shares.

As a result of the proposal to conduct a reverse stock split there is a significant risk of shareholder value represented by the Common Stock being diluted.  The proposed split creates a risk that current shareholders of the Common Stock will see the value of those shares diluted through the issuance of additional authorized but currently unissued shares.  The current tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of the Company.  The current book value of shares held by existing shareholders would not be maintained in the event additional shares are issued.  In the event that the ten-for-one (10:1) reverse split of the Common Stock is approved and thus reduces the number of outstanding shares of Common Stock to approximately 5,447,870, the issuance of all 75,000,000 authorized shares would have a dilutive effect upon existing shareholders.  If all authorized each share would drop from representing 0.000018% (1/5,447,870) to 0.00000133% (1/75,000,000) of the shares of the Common Stock issued and outstanding.

After taking of any action to conduct or authorize the reverse split is filed there is not a requirement that shareholders obtain new or replacement share certificates.  Each holder of record of shares of the Company’s common stock that is outstanding on the effective date of the reverse stock split may contact the Company’s transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split into which the existing shares have been converted as a result of the reverse stock split.

Exchange of Certificates and Elimination of Fractional Share Interests

On the date of the reverse split, ten (10) shares of Common Stock will automatically be combined and change into one share of Common Stock.  No additional action on our part or any shareholder will be required in order to effect the reverse split.

Until the shareholder forwards a completed letter of transmittal, together with certificates representing such shareholder’s shares of pre-reverse stock split Common Stock to the transfer agent and receives in return a new certificate representing shares of post-reverse stock split Common Stock, such shareholder’s pre-reverse stock split Common Stock shall be deemed equal to the number of whole shares of post-reverse stock split Common Stock to which such shareholder is entitled as a result of the reverse stock split.

No fractional shares of post-reverse split Common Stock will be issued to any shareholder.  All the fractional shares will be rounded to the nearest whole share.  In lieu of any such fractional share interest, each holder of pre-reverse Common Stock who would otherwise be entitled to receive a fractional share of post-reverse Common Stock will in lieu thereof receive one full share upon surrender of certificates formerly representing pre-reverse Common Stock held by such holder.

Federal Tax Consequences

There are no tax consequences to the Authorized Capital Proposal.

The combination of ten (10) shares of pre-split Common Stock into one (1) share of post-split Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-split Common Stock will be transferred to the post-split Common Stock.  No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion should not be considered as tax or investment advice and the tax consequences of the reverse split may not be the same for all shareholders.  Shareholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

The reverse stock split is intended to be a tax-free recapitalization to the Company and its shareholders, except for those shareholders who receive a whole share of common stock in lieu of a fractional share.  Shareholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, except for those shareholders receiving a whole share of common stock in lieu of fractional shares (as described below).  The Common Stock before the reverse stock split, provided, that such shares of Common Stock are held as a capital asset at the effective date of the amendment.  The adjusted basis of the shares of Common Stock after the reverse stock split will be the same as the adjusted basis of the shares of Common Stock before the reverse stock split excluding the basis of fractional shares.

A shareholder who receives a whole share of Common Stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional shares to which the shareholder was otherwise entitled.

Approval Required

Pursuant to NRS 78.207, the approval of a majority of the outstanding Stock entitled to vote is necessary to approve the proposed amendment.  As discussed above, the holders of the majority of Anticus’s Common Stock have consented to this amendment.

ITEM 4.                      OTHER BUSINESS

We do not know of any other item of business that may come before the meeting, except a motion to adjourn.

QUORUM AND VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

In an election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election, are elected to the Board of Directors of the Corporation (the “Board of Directors”), provided a quorum is present.  Votes may be cast or withheld with respect to the Proposal to elect four members of the Board of Directors for terms expiring at the Corporation’s next annual general meeting. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for such Proposal and, therefore, will not affect the outcome of the vote on such Proposal.

Record holders of our Common Stock may cast one vote for each director nominated for office and one vote for each other Proposal for each share held of record at the close of business on November 10, 2010.

Approval of the matters before the meeting requires the affirmative vote of a majority of the votes cast by shareholders present at the meeting in person or by proxy.

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of the record date November 10, 2010, with respect to the beneficial ownership of the Company’s common stock by each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock.  Information is also provided regarding beneficial ownership of common stock if all outstanding options, warrants, rights and conversion privileges (to which the applicable 5% stockholders have the right to exercise in the next 60 days) are exercised and additional shares of common stock are issued.

Security Ownership of 5% stockholders

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%) (1)
Common	Cede & Co.(2) P.O. Box 20 Bowling Green Station New York, NY 10004	25,970,354 shares held directly	47.67%
Common	Primitive African Art.(3) c/o 9 Rue Des Alpes Geneve, Switzerland	5,500,001 common shares held directly	10.1%

(1)
Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities.   All shares of common stock subject to options or warrants exercisable within 60 days of November 10, 2010 are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person.  They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.  Subject to the paragraph above, the percentage ownership of outstanding shares is based on 54,4782,95 shares of common stock outstanding as of November 10, 2010.

(2)
CEDE and Co. holds these shares on behalf of various shareholders.  It is not known to the Company if any of the shares held would independently denote 5% shareholders as no 13D filings have been made and therefore the Company cannot provide further information as to the beneficial ownership of any shareholders holding 5% under CEDE & Co.

(3)	The Chairman of the Board of Directors and a director of the Company is the President of Primitive African Art; however, he disclaims any voting control or beneficial ownership of the shares.

Security Ownership of Management

The following table sets forth information, as of November 10, 2010, with respect to the beneficial ownership of the Company’s common stock by each of the Company's officers and directors, and by the officers and directors of the Company as a group.  Information is also provided regarding beneficial ownership of common stock if all outstanding options, warrants, rights and conversion privileges (to which the applicable officers and directors have the right to exercise in the next 60 days) are exercised and additional shares of common stock are issued.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)(1)
Common	Henri Baudet, Chairman of the Board & Director	500,000 stock options held directly	0.92%
Common	Michel Plante, CFO, Director	300,000 stock options held directly	0.55%
Common	Daniel Trudeau, Principal Executive Officer	500,000 stock options held directly	0.92%
Common	Gerrit Bres, Director	300,000 stock options held directly	0.55%
Common	Xin Zhao, Director	300,000 stock options held directly	0.55%
Common	All Officers and Directors as a group	1,900,000 common shares	3.49%

(1)
Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities.   All shares of common stock subject to options or warrants exercisable within 60 days of November 10, 2010 are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person.  They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.  Subject to the paragraph above, the percentage ownership of outstanding shares is based on 54,4782,95 shares of common stock outstanding as of November 10, 2010.

OTHER AND GENERAL INFORMATION

Documents Incorporated by Reference

(a)	The Company’s Annual Report on Form 10-K for the year ended June 30, 2010 is hereby incorporated by reference.

Anticus’s Annual Report on Form 10-K, for the year ended June 30, 2010, including audited financial statements as of that date, are available on request.  Further information is available by request or can be accessed on the Internet.  Anticus is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission.  Reports, proxy statements and other information filed by Anticus can be accessed electronically by means of the Security Exchange Commission’s home page on the Internet at http://www.sec.gov.

Any materials filed by Anticus with the Securities Exchange Committee can also be accessed at the Securities Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549.  A copy of any public filing is also available, at no charge, from the Company.

Information Statement Delivery

A copy of this Information Statement is being delivered to each security holder regardless whether they share one address, unless we had received contrary instructions.  To make such a request, please contact in writing or by phone, to Anticus International Corporation, 1155 Rene-Levesque O, Suite 2500, Montreal, QC, Canada, telephone number (514) 992-1391.  If you received more than one copy of this information statement and wish to reduce the number of reports you receive in the future, we will discontinue the mailing of reports on the accounts you select upon your request to the Corporation at the foregoing address.

Cost of Information Statement Solicitation

We will pay the cost of the distribution of this Information Statement. As required by the Securities and Exchange Commission (SEC), we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending this Information Statement to beneficial owners of our common stock.

BY ORDER OF THE BOARD OF DIRECTORS OF
ANTICUS INTERNATIONAL CORPORATION

/s/ Michel Plante
Michel Plante
Secretary